EXHIBIT 5.1

KAYE SCHOLER LLP	425 Park Avenue
New York, New York 10022-3598
212 836-8000
Fax 212 836-8689
www.kayescholer.com

May     , 2007

Tube City IMS Corporation

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

Ladies and Gentlemen:

We have acted as counsel to Tube City IMS Corporation, a Delaware corporation (the “Company”) and each of the other companies listed on Schedule A hereto (collectively, the “Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $225 million of the Company’s 9 3/4% Senior Subordinated Notes due 2015 (the “Exchange Notes”) to be offered in exchange for its outstanding 9 3/4% Senior Subordinated Notes due 2015 (the “Original Notes”) that were issued pursuant to the Indenture, dated as of January 25, 2007 (the “Indenture”), among Metal Services Merger Sub Corp., a Delaware corporation (“Merger Sub”), Metal Services Holdco LLC, a Delaware corporation, and The Bank of New York, as Trustee (the “Trustee”). The Company assumed the rights of Merger Sub under the Indenture pursuant to the Supplemental Indenture dated as of January 25, 2007 (the “Supplemental Indenture”) among the Company, Tube City, LLC, a Delaware limited liability company, International Mill Service, Inc., a Pennsylvania corporation, and the Trustee. This opinion is being delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act for filing as an exhibit to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof.

In connection herewith, we have examined the (i) Registration Statement, (ii) Indenture, (iii) Supplemental Indenture, (iv) Original Notes, (v) Exchange Notes (and the related guarantees of the Guarantors (the “Guarantees”)) and (vi) such corporate records, certificates and other documents, and such question of law, as we have considered necessary or appropriate for the purposes of this opinion.

On the basis of the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1. When (A) the Registration Statement has been declared effective, (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (C) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Original Notes as described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the

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KAYE SCHOLER LLP

Tube City IMS Corporation	May 25, 2007

Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

2. When (A) the Registration Statement has been declared effective, (B) the Indenture has been duly qualified under the TIA, and (C) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and duly issued and delivered against exchange of the Original Notes as described in the Registration Statement, each Guarantee of the Exchange Notes by a Guarantor will constitute a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

3. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included therein. Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person for any other purpose without our prior written consent. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kaye Scholer LLP

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KAYE SCHOLER LLP

Tube City IMS Corporation	May , 2007

Schedule A

Guarantors

Metal Services Holdco LLC

International Mill Service, Inc.

Tube City, LLC

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